Exhibit 99.1

Apria Announces Financial Results for Fourth Quarter and Full Year 2021

Indianapolis, Indiana, February 28, 2022 -- Apria, Inc. (the “Company” or “Apria”) (Nasdaq: APR), a leading provider of integrated home healthcare equipment and related services in the United States, announced today financial results for the fourth quarter and full year ended December 31, 2021. As previously announced, the Company will not be hosting a conference call to discuss its financial results.

“We reported solid fourth quarter financial results and 2021 was a good year for Apria. Our team did an excellent job operating and executing at a high level while navigating the challenges from the COVID-19 pandemic, as well as a major product recall and supply chain constraints. Fourth quarter revenue and Adjusted EBITDA were at the high end of our guidance ranges, while Adjusted EBITDA less Patient Equipment Capex was in-line with our expectations,” said Dan Starck, CEO of Apria. “During the fourth quarter, we continued to be impacted by the Philips recall and the supply chain disruption which slowed new sleep patient starts and new ventilation patient starts in the quarter. That said, we continue to see strong demand for CPAP and ventilation, and we expect demand will remain strong for the foreseeable future. Overall, 2021 was a banner year for Apria despite the COVID pandemic and supply chain constraints. I am proud of what we accomplished together in 2021 and we remain steadfast in our mission of Improving the Quality of Life for our Patients at Home.”

Fourth Quarter 2021 Financial Highlights

Comparisons are to the three months ended December 31, 2020.

●	Net revenue of $296.5 million, up 0.9% compared to $293.8 million
●	Net Income of $17.0 million, or $0.44 per diluted share, down 34.5% from $25.9 million
●	Adjusted EBITDA of $58.4 million, down 8.8% compared to $64.1 million
●	Adjusted EBITDA less Patient Equipment Capex of $28.3 million, down 19.1% from $34.9 million

Full Year 2021 Financial Highlights

Comparisons are to the full year ended December 31, 2020.

●	Net revenue of $1,145.3 million, up 3.3% compared to $1,108.7 million
●	Net Income of $64.9 million, or $1.66 per diluted share, up 40.6% from $46.1 million
●	Adjusted EBITDA of $232.0 million, up 2.3% compared to $226.9 million
●	Adjusted EBITDA less Patient Equipment Capex of $136.0 million, up 1.3% from $134.2 million

About Apria

Apria is a leading provider of integrated home healthcare equipment and related services in the United States, providing home respiratory therapy, obstructive sleep apnea treatment and negative pressure wound therapy. Its approximately 280 locations throughout the continental United States and Hawaii serve nearly 2 million patients each year. All of Apria’s locations are accredited by The Joint Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended. These statements include, but are not limited to, statements regarding Apria, Inc.’s (“Apria”) expectations regarding the proposed acquisition of Apria by Owens & Minor Inc. (the “proposed merger”) and the future performance and financial results of Apria’s business and other non-historical statements. Some of these statements can be identified by terms and phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Apria cautions readers of this communication that such “forward looking statements”, wherever they occur in this communication or in other statements attributable to Apria, are necessarily estimates reflecting the judgment of Apria’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause Apria’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed merger; the inability to complete the proposed merger due to the failure to obtain approval of Apria’s stockholders for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger; risks related to disruption of management’s attention from Apria’s ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on Apria’s relationships with its customers, suppliers and other third parties, as well as its operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; risks related to the COVID-19 public health emergency, product and related recalls; the profitability of Apria’s capitation arrangements; renegotiation or termination of Apria’s contracts; reimbursements by payors; our reliance on relatively few vendors; competition in the home healthcare industry; the inherent risk of liability in the provision of healthcare services; and reductions in Medicare and Medicaid and commercial payor reimbursement rates.

Additional factors that could cause Apria’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of Apria’s Annual Report on Form 10-K for the period ended December 31, 2020 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2021 and September 30, 2021, as such factors may be further updated from time to time in Apria’s other filings with the Securities and Exchange Commission (“SEC”) including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is expected to be filed on or about the date of this press release. These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Apria’s filings with the SEC. Apria undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release contains certain financial measures that are not recognized under generally accepted accounting principles in the United States (“GAAP”). The Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex, which are financial measures that are not prepared in accordance with GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to GAAP measures.

EBITDA is a non-GAAP measure that represents net income for the period before the impact of interest income, interest expense, other income and expense, income taxes, loss from equity method investment, and depreciation and amortization. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures, tax positions, the cost and age of tangible assets and the extent to which intangible assets are identifiable. Adjusted EBITDA is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. The Company uses Adjusted EBITDA as a key profitability measure to assess the performance of our business. We believe that Adjusted EBITDA should, therefore, be made available to securities analysts, investors and other interested parties to assist in their assessment of the performance of our business. Adjusted EBITDA less Patient Equipment Capex is a non-GAAP measure that represents Adjusted EBITDA less purchases of patient equipment net of dispositions (“Patient Equipment Capex”). For purposes of this metric, Patient Equipment Capex is measured as the value of the patient equipment received less the net book value of dispositions of patient equipment during the accounting period. This metric is useful in evaluating the financial performance of the Company as the business requires significant capital expenditures to maintain its patient equipment fleet due to asset replacement and contractual commitments. The Company believes that Adjusted EBITDA less Patient Equipment Capex should, therefore, be made available to securities analysts, investors, and other interested parties to assist in their assessment of the performance of our business.

Reconciliations of historical EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex to our net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, are included in the tables attached to this press release. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered alternatives to net income or any other measure of financial performance calculated and presented in accordance with GAAP. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex may not be comparable to similarly titled measures of other organizations because other organizations may not calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex in the same manner as the Company calculates these measures.

The Company’s uses of EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•

although depreciation and amortization are noncash charges, the assets being depreciated and amortized may have to be replaced in the future. EBITDA and Adjusted EBITDA do not reflect capital expenditure requirements for such replacements or other contractual commitments;

•	EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex do not reflect changes in, or cash requirements for, our working capital needs;

•

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness; and

•

other companies, including companies in our industry, may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex measures differently, which reduces their usefulness as a comparative measure.

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex exclude items that can have a significant effect on profit or loss and should, therefore, be used in conjunction with, not as substitutes for, profit or loss for the period. The Company compensates for these limitations by separately monitoring net income for the period.

APRIA, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	December 31,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$219,561	$195,197
Accounts receivable	81,720	74,774
Inventories	8,754	6,680
Prepaid expenses and other current assets	23,242	24,003
TOTAL CURRENT ASSETS	333,277	300,654
NONCURRENT RESTRICTED CASH	515	—
PATIENT EQUIPMENT, less accumulated depreciation of $366,126 and $356,888 as of December 31, 2021 and December 31, 2020, respectively	221,534	223,972
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	21,281	25,419
INTANGIBLE ASSETS, NET	71,651	61,497
OPERATING LEASE RIGHT-OF-USE ASSETS	71,808	57,869
GOODWILL	28,985	—
EQUITY METHOD INVESTMENT	2,809	—
DEFERRED INCOME TAXES, NET	4,338	18,258
NOTE RECEIVABLE, RELATED PARTY	2,071	—
OTHER ASSETS	17,160	17,315
TOTAL ASSETS	$775,429	$704,984

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$133,485	$116,886
Accrued payroll and related taxes and benefits	52,484	55,628
Other accrued liabilities	32,687	33,513
Deferred revenue	28,296	25,821
Current portion of operating lease liabilities	23,419	23,977
Current portion of long-term debt	36,458	20,833
TOTAL CURRENT LIABILITIES	306,829	276,658
LONG-TERM DEBT, less current portion	341,001	376,389
OPERATING LEASE LIABILITIES, less current portion	48,304	35,358
DEFERRED INCOME TAXES, NET	7,312	—
OTHER NONCURRENT LIABILITIES	32,250	42,924
TOTAL LIABILITIES	735,696	731,329
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.01 par value: 100,000,000 authorized; no shares issued as of December 31, 2021 and February 10, 2021
Common stock, $0.01 par value: 1,000,000,000 authorized; 35,521,594 and 35,210,915 shares issued and outstanding as of December 31, 2021 and February 10, 2021, respectively	355	—
Additional paid-in capital	954,933	954,087
Accumulated deficit	(915,555)	(980,432)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	39,733	(26,345)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$775,429	$704,984

APRIA, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net revenues:
Fee-for-service arrangements	$240,838	$237,216	$917,652	$883,846
Capitation	55,687	56,573	227,623	224,871
TOTAL NET REVENUES	296,525	293,789	1,145,275	1,108,717
Costs and expenses:
Cost of net revenues:
Product and supply costs	53,444	51,104	206,167	192,667
Patient equipment depreciation	25,409	25,479	101,040	101,319
Home respiratory therapists costs	4,134	4,034	16,479	16,882
Other	4,773	3,733	17,602	17,402
TOTAL COST OF NET REVENUES	87,760	84,350	341,288	328,270
Selling, distribution and administrative	183,698	175,189	706,633	709,299
TOTAL COSTS AND EXPENSES	271,458	259,539	1,047,921	1,037,569
OPERATING INCOME	25,067	34,250	97,354	71,148
Interest expense and other	2,899	2,261	11,781	6,308
Interest income and other	(112)	(46)	(254)	(498)
Gain from derecognition of nonfinancial asset	—	—	(3,994)	—
INCOME BEFORE INCOME TAXES	22,280	32,035	89,821	65,338
Income tax expense	4,538	6,164	24,153	19,199
Loss from equity method investment	791	—	791	—
NET INCOME	$16,951	$25,871	$64,877	$46,139

	Three		February 10, 2021
	Months Ended		through
	December 31, 2021		December 31, 2021
Basic and diluted earnings per share:
Net income attributable to common stockholders	$16,951		$63,338
Weighted average common shares outstanding:
Basic	35,485,376		35,325,734
Diluted	38,210,148		38,113,601
Net income per common share:
Basic	$0.48		$1.79
Diluted	$0.44		$1.66

(1)	Prior to our initial public offering (“IPO” or “offering”), our business was conducted through Apria Healthcare Group LLC (formerly known as Apria Healthcare Group Inc.) which did not have a common capital structure with Apria, Inc. As such, we computed EPS for the period the Company’s common stock was outstanding during 2021, referred to as the Post-IPO period. We have defined the Post-IPO period as February 10, 2021, the effective date of the pre-IPO reorganization, through December 31, 2021.

APRIA, INC.

NET REVENUES FOR EACH CORE SERVICE LINE (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Home respiratory therapy	$118,283	$118,549	$467,422	$453,826
OSA treatment	126,328	123,442	480,245	454,407
NPWT	10,197	12,215	40,455	42,966
Other equipment and services	41,717	39,583	157,153	157,518
Net revenues	$296,525	$293,789	$1,145,275	$1,108,717
(1)

APRIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Year Ended December 31,
(in thousands)	2021	2020
Net cash provided by operating activities	$211,997	$196,713
Net cash used in investing activities	(144,208)	(91,727)
Net cash (used in) provided by financing activities	(42,910)	15,520
Net increase in cash and cash equivalents and restricted cash	24,879	120,506
Cash and cash equivalents and restricted cash at beginning of period	195,197	74,691
Cash and cash equivalents and restricted cash at end of period	$220,076	$195,197

Non-GAAP Financial Information

This press release presents Apria’s EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex for the three and twelve months ended December 31, 2021 and 2020.

EBITDA is a non-GAAP measure that represents net income for the period before the impact of interest income, interest expense, other income and expense, income taxes, loss from equity method investment, and depreciation and amortization.

Adjusted EBITDA is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted EBITDA less Patient Equipment Capex is a non-GAAP measure that represents Adjusted EBITDA less purchases of patient equipment net of dispositions (“Patient Equipment Capex”). For purposes of this metric, Patient Equipment Capex is measured as the value of the patient equipment received less the net book value of dispositions of patient equipment during the accounting period.

Below, we have provided a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex to our net income, the most directly comparable financial measure calculated and presented in accordance with GAAP. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered alternatives to net income or any other measure of financial performance calculated and presented in accordance with GAAP. Our EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex may not be comparable to similarly titled measures of other organizations because other organizations may not calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex in the same manner as we calculate these measures.

The following table reconciles net income, the most directly comparable GAAP measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Net income	$16,951	$25,871	$64,877	$46,139
Interest (income) expense and other, net	2,787	2,215	7,533	5,810
Income tax expense	4,538	6,164	24,153	19,199
Loss from equity method investment	791	—	791	—
Depreciation and amortization	28,567	28,315	115,048	115,230
EBITDA	$53,634	$62,565	$212,402	$186,378
Strategic transformation initiatives:
Simplify(a)	$—	$—	$—	$1,159
Financial system(b)	385	432	1,466	1,846
Other initiatives(c)	23	366	137	465
Stock-based compensation one-time award at IPO(d)	606	—	4,103	—
Stock-based compensation(e)	2,221	2,910	6,046	4,839
Legal settlements(f)	—	(3,634)	1,750	28,891
Merger and acquisition costs(g)	1,295	—	1,697	—
Offering costs(h)	283	1,454	4,434	3,280
Adjusted EBITDA	$58,447	$64,093	$232,035	$226,858
Patient Equipment Capex	(30,186)	(29,153)	(96,008)	(92,635)
Adjusted EBITDA less Patient Equipment Capex	$28,261	$34,940	$136,027	$134,223

(a)	Simplify represents one-time advisory fees and implementation costs associated with a key 2019 business transformation initiative focused on shifting to a patient-centric platform and optimizing end-to-end customer service.
(b)	Costs associated with the implementation of a new financial system.

(c)	Other initiatives include one-time costs associated with customer service initiatives, one-time costs associated with implementation of an electronic sales, service and rental agreement, and one-time costs associated with moving the corporate headquarters in 2021.
(d)	The offering resulted in a one-time restricted stock unit (“RSUs”) grant to the Company’s Chief Financial Officer (“CFO”). The RSUs vest in tranches and are classified as liability awards since each tranche of RSUs can be settled in either cash or shares of our common stock at the CFO’s election. The first tranche of RSUs vested upon completion of the IPO and was settled in cash. The second tranche was settled in cash during the three months ended September 30, 2021. Compensation expense is recognized over the requisite service period subject to continued employment and adjusted each reporting period for changes in the fair value pro-rated for the portion of the requisite service period rendered until settlement.
(e)	Stock-based compensation has historically been granted to certain of our employees and non-employee directors in the form of profit interest units of Apria Holdings LLC, RSUs, performance-based RSUs, and stock appreciation rights (“SARs”). For time-based only RSUs and SARs, compensation expense for each separately vesting portion of the award is recognized on a straight-line basis over the vesting period for that portion of the award subject to continued service. For RSUs with performance conditions, compensation expense is recognized over the requisite service period subject to management’s estimation of the probability of vesting of such awards. Stock compensation also includes expense related to the Company’s long-term incentive plan awards which will be settled in stock.
(f)	In 2021, the amount represents the final settlement amount of a claim brought under the Private Attorneys General Act of California. In 2020, the amount represents the increase in the settlement amount in relation to a series of civil investigative demands from the United States Attorney’s Office for the Southern District of New York.
(g)	Acquisition costs include one-time costs associated with the acquisition of certain companies in 2021 and the pending merger agreement with Owens & Minor Inc. entered on January 7, 2022.
(h)	Offering costs represent one-time costs relating to public offerings. As the Company did not receive any proceeds from the offerings, these costs were expensed as incurred in selling, distribution and administrative expenses in the condensed consolidated statements of income.

Investor Contacts

Kevin Ellich
ICR Westwicke

ApriaIR@westwicke.com

Media Contacts

ApriaPR@westwicke.com